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                                                                      EXHIBIT 21

                          HCC INSURANCE HOLDINGS, INC.
                                  SUBSIDIARIES

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                                                                                     STATE OR COUNTRY
       NAME                                                                          OF INCORPORATION
       ----                                                                          ----------------
1.     7200 Copperfield Company, LLC                                                     Alabama
2.     Airway Underwriters of Michigan                                                   Michigan
3.     Avemco Corporation                                                                Delaware
4.     Avemco Financial Services Inc.                                                    Maryland
5.     Avemco Insurance Company                                                          Maryland
6.     Aviation & Marine Premium Acceptance Corporation                                  Texas
7.     Continental Aviation Underwriters, Inc.                                           Tennessee
8.     Eagle Aerobatic Flight Team, Inc.                                                 Wisconsin
9.     Eastern Aviation & Marine Underwriters, Inc.                                      Maryland
10.    Guarantee Insurance Resources, Inc.                                               Georgia
11.    HCC Aviation Insurance Group                                                      Texas
12.    HCC Benefits Corporation                                                          Delaware
13.    HCC Employee Benefits, Inc.                                                       Delaware
14.    HCC Employer Services of Oklahoma, Inc.                                           Oklahoma
15.    HCC Employer Services, Inc.                                                       Alabama
16.    HCC Intermediaries, Inc.                                                          Texas
17.    HCC Intermediate Holdings, Inc.                                                   Delaware
18.    HCC Reinsurance Company Limited                                                   Bermuda
19.    HCC Service Corporation                                                           Delaware
20.    HCC U.K. Acquisition Limited                                                      U.K.
21.    HCC Underwriters, a Texas Corporation                                             Texas
22.    Hinchcliff International Group Services, Inc.                                     Maryland
23.    Houston Casualty Company                                                          Texas
24.    Insurance Alternatives, Inc.                                                      Georgia
25.    International Aviation Underwriters, Inc.                                         Texas
26.    KIMCO, LLC                                                                        Alabama
27.    LDG Insurance Agency Incorporated                                                 Massachusetts
28.    LDG Management Company Incorporated                                               Massachusetts
29.    LDG Reinsurance Corporation                                                       Delaware
30.    Loss Management Services, Inc.                                                    Maryland
31.    Managed Group Underwriting, Inc.                                                  Kansas
32.    Matterhorn Bank Programs, Inc.                                                    Maryland
33.    MEDEKS International Saglik Ve Sigorta Destek Idari Hizmetleri A.S. (Turkey)      Turkey
34.    Medical Reinsurance Underwriters Incorporated                                     Massachusetts
35.    Middle East Insurance Brokers, Limited (Jordan)                                   Jordan
36.    Midwest Stop Loss Underwriters, Incorporated                                      Minnesota
37.    NASRA TPA, Inc.                                                                   Illinois
38.    NEWECC, Inc.                                                                      Nevada
39.    North American Special Risk Associates, Inc.                                      Illinois
40.    PEPYS Holdings Limited (U.K.)                                                     U.K.
41.    PEPYS Management Services Limited (U.K.)                                          U.K.
42.    Professional Audit Service, Inc.                                                  Alabama
43.    Rattner Mackenzie Limited (U.K.)                                                  U.K.
44.    SBS Insurance Holdings, a Texas Corporation                                       Texas
45.    Signal Aviation Insurance Services, Inc.                                          Nevada
46.    Southern Aviation Insurance Underwriters, Inc.                                    Alabama
47.    Specialty Insurance Underwriters, Inc.                                            Missouri
48.    SRRF Management Incorporated                                                      Massachusetts
49.    The Wheatley Group, Ltd.                                                          New York
50.    Trafalgar Insurance Company                                                       Oklahoma
51.    U.S. Specialty Insurance Company                                                  Texas
52.    Universal Loss Management, Inc.                                                   Delaware
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